EXHIBIT 4.4

Execution Copy

THIS SUPPLEMENT NO. 1, dated as of July 14, 2016 (this "Supplement"), to the Guaranty Agreement (as defined below), by DOCURAMA, LLC, a Delaware limited liability company ("Docurama"), DOVE FAMILY CHANNEL, LLC, a Delaware limited liability company ("Dove"), CINEDIGM OTT HOLDINGS, LLC, a Delaware limited liability company ("OTT"), and CINEDIGM PRODUCTIONS, LLC, a Delaware limited liability company ("Productions" and together with Docurama, Dove, and OTT, the "New Guarantors" and each, a  "New Guarantor") in favor of SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") for the benefit of the Lenders (as defined below).

WHEREAS, CINEDIGM CORP., a Delaware corporation (the "Borrower") has entered into that certain Second Amended and Restated Credit Agreement, dated as of April 29, 2015 (the "Credit Agreement"), by and among the Borrower, the lenders thereunder from time to time (collectively, the "Lenders"), the Administrative Agent and CIT Bank, N.A., as Collateral Agent, pursuant to which the Lenders have agreed to extend the senior secured credit facilities to the Borrower for the purposes, and on the terms and subject to the conditions, set forth in the Credit Agreement;

WHEREAS, certain subsidiaries of the Borrower have entered into that certain Guaranty Agreement, dated as of October 17, 2013 (as amended, modified, supplemented or restated, the "Guaranty Agreement"), by and among the Guarantors party thereto, and each of the other entities which becomes a party thereto pursuant to Section 23 thereof, and the Administrative Agent for the benefit of the Guaranteed Parties in order to induce the Lenders, the Collateral Agent and the Administrative Agent to enter into the Credit Agreement (terms used but not otherwise defined herein have the meaning set forth in the Guaranty Agreement directly or by reference to the Credit Agreement);

WHEREAS, the New Guarantors are executing this Supplement in accordance with the requirements of the Credit Agreement; and

Accordingly, each New Guarantor agrees as follows:

1. Such New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and such New Guarantor hereby agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder.  Each reference to a "Guarantor" in the Guaranty Agreement shall be deemed to include such New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference. This Supplement is a Loan Document.

2. Such New Guarantor represents and warrants to the Guaranteed Parties that representations and warranties contained in Section 8 of the Guaranty Agreement (made directly or by incorporation) are true and correct as of the date hereof with respect to such New Guarantor.

3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective as to any New Guarantor when the

Administrative Agent shall have received a counterpart of this Supplement executed by such New Guarantor.

4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

5. This Supplement shall be governed by, and construed in accordance with, the law of the State of New York.

6. If at any time any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement as of the day and year first above written.

DOCURAMA, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

DOVE FAMILY CHANNEL, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

CINEDIGM OTT HOLDINGS, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

CINEDIGM PRODUCTIONS, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

ACCEPTED:

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:	/s/ Elaine Khalil
Name: Elaine Khalil
Title: Managing Director